UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 7, 2005

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

This Form 8-K has 3 pages

ITEM 1.01 Entry into a Material Definitive Agreement.
        On June 30, 2005, Remington Arms Company, Inc. (the “Company”) executed a consent agreement ("Consent Agreement") among the Company, RA Factors, Inc., Wachovia Bank, National Association, as Agent, and the Lenders from time to time party to the Credit Agreement referred to below, with respect to the Credit Agreement, dated as of January 24, 2003, among the same parties (as amended, the "Credit Agreement"). The Consent Agreement provides the Company with the consent of Agent and Lenders to temporarily use a suppressed availability calculation to satisfy the minimum availability condition of $10.0 million for the period from June 30, 2005 to and including September 30, 2005.

        The Consent Agreement is attached as Exhibit 10.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

        Not applicable.

(b)  Pro forma financial information

        Not applicable.

(c)  Exhibits.

        Attached is Exhibit 10.1 is the Consent Agreement, dated as of June 30, 2005, to the Credit Agreement, dated January 24, 2003, as amended through February 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ MARK A. LITTLE
Mark A. Little

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer
(Principal Financial Officer)

July 7, 2005